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                                                                   EXHIBIT 10.13

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

          This Amendment, dated as of October 14, 1998 (this "Amendment"), to the Employment Agreement, dated as of January 1, 1998 (the "Employment Agreement"), between Toy Biz, Inc. ("Toy Biz") and Joseph Ahearn ("Ahearn").
The parties to this Amendment wish to amend the Employment Agreement as provided herein.

                             PRELIMINARY STATEMENT

          The plan of reorganization (the "Plan") for Marvel Entertainment Group, Inc. ("Entertainment") that was proposed by Toy Biz and certain senior secured lenders of Entertainment, in the bankruptcy cases of Entertainment, and various subsidiaries of Entertainment in the District Court for the District of Delaware was confirmed and consummated on October 1, 1998. Pursuant to the Plan, a wholly-owned subsidiary of Toy Biz, merged (the "Merger") with and into Entertainment, with Entertainment continuing as the surviving corporation and as a wholly-owned subsidiary of Toy Biz. Pursuant to the Merger, Toy Biz changed its name to Marvel Enterprises, Inc. ("Marvel"). The Merger has significantly expanded the size and scope of Marvel's business.

          The Board of Directors of Marvel proposes to hire an executive search firm to assist it in recruiting appropriate candidates for senior management positions. It is possible that, through such an executive search, Marvel will identify one or more candidates for the position of chief executive officer and president whose experience is more closely aligned with Marvel's expanded and diversified lines of business after the Merger.
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          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, and on the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

          1. "Marvel", as used herein, shall at all times mean Marvel Enterprises, Inc.

          2.   "Ahearn", as used herein, shall at all times mean Joseph M.
Ahearn.

          3. The "Releasees", as used herein, shall at all times mean Marvel Enterprises, Inc., its affiliates, subsidiaries, predecessors, successors and assigns, the present or former officers, directors, employees, attorneys and agents of all of them, whether in their individual or official capacities, including, without limitation, Isaac Perlmutter and his affiliates, successors and assigns, and agents.

          4. Ahearn and Marvel acknowledge and agree that their employment agreement, dated January 1, 1998, is amended hereby. Marvel may at any time give notice of termination of Ahearn's employment hereunder as of a date to be specified in such notice (a "Voluntary Marvel Termination"), and Ahearn's
employment hereunder shall terminate on the date so specified.   Ahearn may give
notice of termination of his employment hereunder at any time after April 15, 1999 or at any earlier time if Marvel appoints a new chief executive officer or president or a co-chief executive officer or co-president, and Ahearn's employment hereunder shall terminate on the date of that notice (a "Voluntary Ahearn Termination"). The date on which Ahearn's employment with Marvel terminates pursuant to this Section 4 or pursuant to Section 4.2 of the Employment Agreement is referred to in this Amendment as the "Separation Date". Ahearn shall continue to serve as the Chief Executive Officer of Marvel

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unless and until the Separation Date occurs, provided that he shall perform his duties subject to the direction and oversight of the Board or the Transition Committee of the Board, shall report to the Transition Committee and shall, in addition, perform such duties which are both consistent with his position as Chief Executive Officer and conferred upon or assigned to him from time to time by the Board or the Transition Committee. If the Separation Date occurs, Ahearn will also be deemed to have resigned from all positions that he holds with Marvel and with any of its subsidiaries.

          5. Section 4.2 of the Employment Agreement is hereby amended to read as follows:

          4.2  Cause. The Term may be terminated by the Company upon notice to
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     the Executive upon the occurrence of any event constituting "Cause" as defined herein. As used herein, the term "Cause" means: (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be
                              --------  -------
     deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 4.2(i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice; (ii) any willful and intentional acts of the Executive involving malfeasance, fraud, theft, misappropriation of funds, embezzlement or dishonesty affecting the Company; or (iii) the Executive's conviction of an offense which is a felony in the jurisdiction involved. Upon such termination, the

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     Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

          6. Until December 31, 1998, Ahearn shall continue to receive his regular compensation and benefits under the Employment Agreement, less required withholdings and benefits deductions.

          7. Ahearn may submit any expense statements or vouchers that are outstanding as of the date hereof on or before December 31, 1998.

          8. As a special bonus, in recognition of services performed by him in connection with the bankruptcy of Entertainment and Marvel's acquisition of Entertainment and in consideration of his entering into this Amendment, prior to December 31, 1998 Marvel shall pay Ahearn Four Hundred Fifty Thousand Dollars
($450,000.00), less required withholdings and benefits deductions.   The payment
provided in this Section 8 shall be paid to Ahearn whether or not Ahearn's employment has terminated as a result of a Voluntary Marvel Termination or a Voluntary Ahearn Termination or as a result of Ahearn's death or disability.

          9. Subject to Section 15 hereof, in lieu of regular payments of Base Salary (as such term is defined in the Employment Agreement) on each of January 4, 1999 and January 3, 2000, Marvel shall pay Ahearn Six Hundred Thousand
Dollars ($600,000.00), less required withholdings and benefits deductions.   The
payments provided in this Section 9 shall be paid to Ahearn whether or not Ahearn's employment has terminated as a result of a Voluntary Marvel Termination or a Voluntary Ahearn Termination or as a result of Ahearn's death or disability.

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          10.  Whether or not the Separation Date occurs prior to December 31,
2000, until the earlier of December 31, 2000 or the date that Ahearn obtains other employment providing him with comparable coverage, Marvel shall continue to provide Ahearn with the health and hospitalization insurance coverage which Marvel generally provides to its senior executive officers and shall thereafter provide Ahearn with COBRA benefits as required by law. Except as provided in this Section 10 and stated in Sections 9 and 11 hereof, Ahearn will not be entitled to receive any compensation or benefits from Marvel after December 31, 1998.

          11. Until the Separation Date, and, subject to Section 15 hereof, if the Separation Date occurs prior to April 15, 1999, thereafter until the earlier of April 15, 1999 or the date that Ahearn obtains other full-time employment, upon Ahearn's request, Marvel shall provide Ahearn with the use of: (i) as long as Marvel's principal executive offices continue to be located at 685 Third Avenue in New York City, Ahearn's current office and business telephone number and will allow Ahearn the use of such office and will provide Ahearn with appropriate office support services or (ii) if Marvel's principal executive offices are relocated, with comparable office facilities and services at Marvel's principal executive offices.

          12. If the Separation Date occurs, Ahearn shall only be entitled to receive the compensation and benefits due Ahearn under this Amendment. The compensation and benefits due Ahearn under this Amendment shall not be subject to reduction due to any compensation or benefits Ahearn may receive from other sources after the Separation Date, including any compensation or benefits Ahearn receives if Ahearn obtains other employment or self-employment.

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          13.  Ahearn, in exchange for the promises of Marvel herein, for himself and his heirs, legal representatives, estate and successors in interest, hereby releases and forever discharges the Releasees of and from any and all actions, causes of action, suits, debts, claims, complaints, contracts, controversies, agreements, promises, damages, claims for attorneys' fees (other than those specifically agreed to in this Amendment or in any separate written agreements entered into in connection with this Amendment and other than indemnification obligations owed to Ahearn by Marvel, including indemnification obligations owed to Ahearn under Marvel's by-laws), cross-claims, claims for contribution, claims for indemnity, claims for accrued vacation or personal days, judgments, and demands whatsoever, in law or equity, he ever had, now has, or shall have as of the date of this Amendment, including, but not limited to, any of the following claims: (a) violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 2000e et seq., (b) violation of the Age
                                         -- ---
Discrimination in Employment Act of 1967, as amended, 29 U.S.C. (S) 621 et seq.,
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(c) violation of New York Human Rights Law, N.Y. Executive Law 290 et seq., (d)
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violation of the New York City Human Rights Law, N.Y.C. Adm. Code 8-101 et seq.,
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(e) claims for the breach of contract, wrongful discharge, invasion of privacy, intentional infliction of emotion distress, defamation, or any other common law tort or contract claims, or (f) violation of any federal, state or local law, regulation or ordinance having any connection whatsoever with Ahearn's employment with Marvel or the separation of his employment from Marvel. Ahearn represents that he has received complete satisfaction of any and all claims, whether known, suspected, or unknown, that he may have or have had against any of the Releasees, and he hereby waives any and all relief not explicitly provided for herein. Nothing in this

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Amendment shall be deemed to release Marvel from any obligations that it owes to
Ahearn under Article 6 of Marvel's by-laws as in effect on the date of this Amendment.

          14. Ahearn agrees not only to release and discharge the Releasees from any all claims which he could make on his own behalf, but also those which may have been or may be made by any other person or organization on his behalf, and he specifically waives any right to become, and promises not to become, a member of any class in a case in which any claim or claims are asserted against any of the Releasees involving any events occurring through the date of this Amendment.

          15. All obligations of Marvel under Sections 9, 10 and 11 after the Separation Date are subject to the condition that, after the Separation Date, Ahearn shall have delivered to Marvel, for its benefit and the benefit of the Releasees, a release that is substantively identical to the releases given in Paragraphs 13 and 14 and is dated on or after the Separation Date.

          16. Marvel agrees, in exchange for the promises of Ahearn contained herein, to irrevocably and unconditionally release Ahearn, his heirs and beneficiaries, of and from any and all claims, complaints, controversies, agreements, promises, damages, claims for attorney's fees, cross-claims, claims for contribution, claims for indemnity, judgments, and demands whatsoever, in law or equity, the Releasees ever had, now have, or shall have as of date of this Amendment.

          17. Marvel, in exchange for the promises of Ahearn made herein, agrees to issue to Ahearn on or promptly after the Separation Date, a release that is substantively identical to the release given in Paragraph 16 and is dated on or after the Separation Date.

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          18.  Ahearn and Marvel represent that they have received complete satisfaction of any and all claims, whether known, suspected or unknown, that they may have or have had against each other, and they hereby waive any and all relief not explicitly provided for herein.

          19. Ahearn and Marvel each promises never to file a lawsuit, administrative proceeding or agency action asserting any claims which are released in Paragraphs 13, 14 or 16, respectively of this Amendment or which are released subject to the releases to be given as described in Paragraphs 15 and
17. Except to the extent otherwise required by law, each party further agrees not to assist any other person in bringing any action, claim or demand against the other party.

          20. Ahearn agrees to refrain from taking any actions, either directly or indirectly, or making any statements, directly or indirectly, to any person or organization, including, but not limited to, members of the press and media, and other members of the public, which will disparage Marvel, its officers, directors or affiliates. Marvel agrees to refrain from taking any actions, either directly or indirectly, or making any statements, directly or indirectly, to any person or organization, including, but not limited to, members of the press and media, and other members of the public, which will disparage Ahearn.

          21. Ahearn shall have the right to review and approve statements made in any press release concerning his termination. Ahearn's approval shall not be unreasonably withheld.

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          22.  If it is determined by any court of competent jurisdiction that any provision hereof is unlawful or unenforceable, the remaining provisions hereof shall remain in full force and effect.

          23. This Amendment contains the full agreement between Ahearn and Marvel, and may not be modified, altered or changed except upon the express prior written consent of both Ahearn and Marvel.

          24. Ahearn acknowledges and agrees that: (a) no promise or inducement for this Amendment has been made by any of the Releasees except as set forth in this Amendment; (b) this Amendment is executed by him without reliance upon any statement or representation by any of the Releasees other than as set forth herein; (c) he fully understands this Amendment and the meaning of its provisions; (d) he is legally competent to enter into this Amendment and to accept full responsibility therefor; (e) he has been advised by Marvel to consult with counsel and he has consulted with counsel before entering in to this Amendment; (f) he has been given at least 21 days to consider this Amendment; (g) he understands that he is entitled to revoke this Amendment within seven days after he executes it by notifying Morton Handel, Chairman of Marvel, in writing of the revocation; and (h) he voluntarily enters into this Amendment.

          25. This Amendment shall terminate and be of no further force or effect if (i) the Chairman of the Transition Committee informs Ahearn in writing that the search for candidates to fill senior management positions has ceased and that the Transition Committee wishes Ahearn to remain chief executive officer and president, and (ii) Ahearn agrees to terminate this Amendment. Ahearn's agreement may be withheld for any reason whatsoever. If this Amendment terminates as provided in this Section 25, the terms of the Employment

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Agreement shall continue to apply, without giving any effect to this Amendment, except that Ahearn will be entitled to retain any compensation and benefits paid to him under this Amendment to that date and such compensation and benefits will be in lieu of any compensation and benefits otherwise due Ahearn under the Employment Agreement, except that the payments made under Section 9 prior to that date shall be credited against payments due Ahearn under the Employment Agreement.

          26. Sections 5 through 11 of the Employment Agreement shall remain in effect, notwithstanding this Amendment. All other sections of the Employment Agreement are superceded by the terms of this Amendment.

          27. Marvel agrees to reimburse Ahearn for his reasonable legal fees and expenses incurred by him in preparation of this Amendment.

          28. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          29. This Amendment shall be subject to, governed by and interpreted in accordance with the laws of the State of New York, without giving effect to choice of law principles thereof.

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          IN WITNESS WHEREOF, the PARTIES have hereunto set their hands.

                                           /s/ Joseph M. Ahearn
                                           --------------------
                                           JOSEPH M. AHEARN



                                    MARVEL ENTERPRISES, INC.



                                    By: /s/ Morton Handel
                                       -------------------
                                         MORTON HANDEL
                                         CHAIRMAN OF THE BOARD
                                         OF DIRECTORS

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